                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
                               70 BLANCHARD ROAD
                        BURLINGTON, MASSACHUSETTS 01803



                                                                 October 9, 1998



Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Xionics Document Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Monday, November 23, 1998, at the Company's offices at 70 Blanchard Road, Burlington, Massachusetts 01803.

     At the Annual Meeting, one person will be elected to the Board of Directors. In addition, the Company will ask the stockholders to ratify the selection of Arthur Andersen LLP as the Company's independent auditors, and to approve the amendment of the Company's 1996 Stock Option Plan and the Company's 1996 Directors Stock Option Plan to reallocate shares between the two plans and further to increase the number of shares available for grant under the 1996 Stock Option Plan. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to do so or not, it is important that you vote your shares. Accordingly, please complete, sign, date, and promptly return the enclosed proxy card in the return envelope which has been provided for your convenience. This will ensure your representation at the Annual Meeting.

                                          Sincerely,



                                          PETER J. SIMONE
                                          President and
                                          Chief Executive Officer






                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                      XIONICS DOCUMENT TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 23, 1998

To the Stockholders of Xionics Document Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xionics Document Technologies, Inc., a Delaware corporation (the "Company") will be held on Monday, November 23, 1998 at the Company's offices at 70 Blanchard Road, Burlington, Massachusetts 01803 at 10:00 a.m. for the following purposes:

          1. To elect one member to the Board of Directors to serve for a term ending in 2001 and until his successor is duly elected and qualified.

          2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

          3. To consider and act upon a proposal to approve the amendment of the Company's 1996 Director Stock Option Plan and the Company's 1996 Stock Option Plan to reallocate 334,000 shares currently available for issuance under the 1996 Directors Stock Option Plan to the 1996 Stock Option Plan.

          4. To consider and act upon a proposal to approve the amendment of the Company's 1996 Stock Option Plan to increase the number of shares available for issuance thereunder by an additional 500,000 shares of the Company's Common Stock, over and above any shares reallocated to such Plan from the 1996 Directors Stock Option Plan.

          5. To transact such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 25, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, sign and return the enclosed proxy card as soon as possible. A pre-addressed, postage-prepaid return envelope is enclosed for your convenience.

                                          By order of the Board of Directors,



                                          CAROLYN E. RAMM,
                                          Secretary

October 9, 1998

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
                               70 BLANCHARD ROAD
                        BURLINGTON, MASSACHUSETTS 01803
                                 (781) 229-7000

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Xionics Document Technologies, Inc. (the "Company"), a Delaware corporation, of proxies in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Company's offices at 70 Blanchard Road, Burlington, Massachusetts 01803 at 10:00 a.m. on Monday, November 23, 1998, and any adjournments thereof (the "Annual Meeting").

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock, par value $0.01 (the "Common Stock"), is necessary to constitute a quorum for the transaction of business. The election of Directors will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve all other matters listed in the Notice of Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than the election of directors, while broker non-votes have no effect on the vote. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting has been fixed as the close of business on September 25, 1998. As of the close of business on that date, the Company had 12,175,097 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders.

     The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for the Annual Meeting and expects to pay approximately $5,000 in connection with such proxy solicitation. In addition, it is expected that solicitation may also be made by regular employees of the Company (none of whom will receive any extra compensation for these activities). Solicitation of proxies and arrangements for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company may be made by mail, telephone, telegraph and in person.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of September 25, 1998, certain information with respect to the beneficial ownership of the Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table on page 7 hereof (the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, except as noted below.

                                                              SHARES BENEFICIALLY
                                                                  OWNED(1)(2)
                                                              --------------------
NAME AND ADDRESS**                                             NUMBER      PERCENT
------------------                                            ---------    -------

Peter J. Simone.............................................    102,254(4)   *
Edward B. Mallen............................................    201,907(4)   1.6%
Rosemary E. Grande..........................................     66,625(4)   *
Frank P. Monaco.............................................     54,600(4)   *
Gary S. Ambrosino...........................................     39,375(4)   *
Robert E. Gilkes............................................    114,800(4)     *
Richard A. D'Amore(5).......................................    964,641(4)   7.9%
Paul R. Low.................................................     26,250(4)   *
David R. Skok(6)............................................    579,324      4.8%
Thomas A. St. Germain.......................................     10,000(4)   *

Hambro International Venture Fund II
  404 Wyman Street, Suite 365
  Waltham, MA 02154.........................................    781,977(3)   6.4%

Massachusetts Financial Services Co.
  500 Boylston Street, Boston, MA 02116.....................    996,400      8.2%

Phoenix Technologies Ltd....................................  1,048,881      8.6%
  411 East Plumeria Drive, San Jose, CA 95134

Pioneering Management Corp.
  60 State Street, Boston, MA 02109.........................    700,000      5.7%

All directors and executive officers as a group (14
  persons)(5),(6)...........................................  2,285,484(4)  18.8%

---------------
 * Less than 1%
** Addresses are given for beneficial owners of more than 5% of the outstanding
   Common Stock only.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days following September 25, 1998, are deemed outstanding for purposes of computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2) The number of shares of Common Stock outstanding on September 25, 1998 was 12,175,097.
(3) Does not include 160,164 shares held by Hambro International Venture Fund Offshore II, which is under common control, or 22,500 shares which Richard
    A. D'Amore, general partner of Hambro International Venture Fund II, may acquire upon the exercise of stock options granted to him by the Company.
(4) Includes shares of Common Stock subject to options which were exercisable as of September 25, 1998 and within 60 days after September 25, 1998.

(5) Includes 781,977 shares held by Hambro International Venture Fund II and 160,164 shares held by Hambro International Venture Fund Offshore II. Mr. D'Amore is a general partner of Hambro International Venture Fund II and Hambro International Venture Fund Offshore II and as such may be deemed to beneficially own all such shares. Mr. D'Amore disclaims beneficial ownership of all such shares held by Hambro International Venture Fund II and Hambro International Venture Fund Offshore II.

(6) Includes 400,000 shares held by Monument Trust Company. Mr. Skok is beneficiary under a trust agreement of which Monument Trust Company is the trustee, and as such Mr. Skok may be deemed the beneficial owner of all shares held by Monument Trust Company. Mr. Skok disclaims beneficial ownership of all such shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and By-laws provide for the Company's business to be managed by or under the direction of a Board of Directors. The number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five members, classified into three classes as follows: David R. Skok constitutes a class with a term expiring at the upcoming Annual Meeting (the "Class II Director"); Paul
R. Low and Richard A. D'Amore constitute a class with a term expiring at the Annual Meeting of Stockholders in 1999 (the "Class III Directors"); and Peter J. Simone and Thomas A. St. Germain constitute a class with a term expiring at the Annual Meeting of Stockholders in 2000 (the "Class I Directors"). At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     The Company's current directors are as follows:

     NAME                                        AGE                     POSITION
     ----                                        ---                     --------

     Paul R. Low...............................  65    Chairman of the Board of Directors
     Peter J. Simone...........................  51    President, Chief Executive Officer and Director
     Richard A. D'Amore........................  45    Director
     David R. Skok.............................  42    Director
     Thomas A. St. Germain.....................  60    Director

     Dr. Low has served as a Director of the Company since October 1995 and as Chairman of the Board of Directors since January 1998. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting company, since June 1992. Previously, Dr. Low was Vice President and General Manager of IBM Microelectronics, IBM's silicon design and fabrication division, and a member of IBM's Management Board. Dr. Low is a director of Applied Materials, Inc., Network Computing Devices, Inc., Solectron Corporation, Veeco Instruments, Inc., and VLSI Technology, Inc.

     Mr. Simone has served as a Director of the Company since December 1997, as Chief Executive Officer of the Company since October 1997, and as President of the Company since April 1997. He also served as Chief Operating Officer of the Company from April 1997 until October 1997. Prior to joining the Company Mr. Simone served as Group Vice President of Simplex Time Recorder Company, a manufacturer and supplier of hardware and software based systems for workforce management, building life safety, and security from December 1992 until December 1996. Mr. Simone is a director of Cymer Inc. and a director and member of the Executive Council of the Massachusetts High Technology Council.

     Mr. D'Amore has served as a Director of the Company since June 1993. Mr. D'Amore has been a general partner of North Bridge Venture Partners since 1992 and of Hambro International Venture Funds since 1982, both venture capital investing firms. Mr. D'Amore is also a director of MathSoft, Inc., Solectron Corporation and Veeco Instruments, Inc.

     Mr. Skok has served as a Director of the Company since November 1995. Mr. Skok has been Chairman of the Board of Directors of Silverstream Software, Inc., an Internet software company, since July, 1997, and served as its President and Chief Executive Officer from June 1996 until July 1997. From January 1993 until June 1996, he was President and Chief Executive Officer of Watermark Software, Inc., an imaging software company. Mr. Skok is a former Chairman of the Board and Chief Executive Officer of the Company.

     Mr. St. Germain has served as a Director of the Company since March 1996. Mr. St. Germain has been Vice President -- Financial Services of Vicor Corporation, a power systems manufacturing company, since January 1998. He served as Senior Vice President, Chief Financial Officer and Treasurer of Summa Four, Inc., a telecommunications company, from May 1993 until August 1997.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     During the fiscal year ended June 30, 1998 there were eight meetings of the Board of Directors, and its various committees met a total of three times. Mr. Skok attended fewer than 75% of the meetings of the Board of Directors held during fiscal 1998. (He served on no committees of the Board of Directors during fiscal 1998.) With the exception of Mr. Skok, no director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served during fiscal 1998. From time to time the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

     The Board of Directors has established an Audit Committee, a Compensation Committee, and a Directors' Affairs Committee. The Audit Committee, which met twice during fiscal 1998, reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The members of the Audit Committee are Mr. D'Amore and Dr. Low. The Compensation Committee, which met once during fiscal 1998, reviews and recommends to the Board of Directors the salaries, bonuses and other forms of executive compensation for executive officers of the Company and administers various compensation and benefit plans. The members of the Compensation Committee are Mr. D'Amore and Mr. St. Germain. The Directors' Affairs Committee, which did not meet during fiscal 1998, advises and makes recommendations to the Board of Directors on all matters concerning directorship and corporate governance practices, including the compensation of directors and the selection of candidates as nominees for election as directors. The Directors' Affairs Committee will consider stockholders' nominations for director if the names of such stockholder nominees are submitted to the Secretary of the Company at least 120 days before the anniversary of the date of the Proxy Statement for the Company's last Annual Meeting of Stockholders, along with a detailed statement of such nominees' qualifications. The members of the Directors' Affairs Committee are Mr. Simone and Dr. Low.

BOARD COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Audit Committee or the Compensation Committee is a past or current officer or employee of the Company. With the exception of Mr. Simone, none of the members of the Directors' Affairs Committee is a past or current officer or employee of the Company.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive meeting fees of $2,000 for each Board of Directors meeting attended in person and $1,000 for each committee meeting attended in person (other than committee meetings held on the same day and at the same place as a Board of Directors meeting), and reimbursement of reasonable travel expenses. In addition, each non-employee director has been automatically granted on an annual basis an option to purchase shares of the Company's Common Stock under the Company's 1996 Directors Stock Option Plan (the "Directors Plan") at a price per share equal to the closing price of the Company's Common Stock on the date of grant. The number of shares covered by the automatic option grant under the Directors Plan has been determined by the Compensation Committee annually; options to purchase 4,000 shares each were granted to the non-employee directors for the 1998 fiscal year. To the extent that the stockholders approve the amendment of the Directors Plan proposed in Notice Item 3 hereof, no further shares will be available for grant under the Directors Plan. New non-employee directors joining the Board may receive an option to purchase shares of the Company's Common Stock under the Company's 1996 Stock Option Plan, with the number of shares determined by the Compensation Committee in its discretion.

     The Company has entered into a consulting agreement with Dr. Low dated as of March 16, 1998, under which Dr. Low is retained to provide up to two days of consulting services per month at a rate of $1,000 per day plus reimbursement of reasonable travel expenses.

EXECUTIVE OFFICERS

     The Company's current executive officers, who are not also directors, are as follows:

     NAME                                   AGE                       POSITION
     ----                                   ---                       --------

     Frederick W. Ellis...................  42    Vice President -- Marketing
     Brian F. Fitzgerald..................  47    Vice President -- Engineering
     Rosemary E. Grande...................  41    Chief Operating Officer
     Robert L. Lentz......................  48    Senior Vice President -- Finance and
                                                  Administration, Chief Financial Officer and
                                                  Treasurer
     Edward B. Mallen.....................  49    Executive Vice President -- Sales and Marketing
     Frank P. Monaco......................  51    Senior Vice President -- Research and Development
                                                  and Chief Technology Officer
     Carolyn E. Ramm......................  43    Vice President, General Counsel and Secretary
     Paul D. Thorn........................  57    Vice President -- Operations

     Mr. Ellis has served as Vice President -- Marketing since October 1997. He previously served as Vice President --Product Development from January 1997 until October 1997; as Senior Director of Product Development from November 1996 until January 1997; and as Senior Director of Multifunction Product Development from June 1995 until November 1996. He served as Director of OEM Services at Phoenix Technologies Ltd. ("Phoenix") from August 1994 until November 1994, and in the same position at the Company from November 1994 until June 1995. He served as Manager of OEM Projects at Phoenix from August 1992 until August 1994.

     Mr. Fitzgerald has served as Vice President -- Engineering since joining the Company in January 1998. Prior to joining the Company he served as Solution Development Executive in the Global Solutions Group at IBM from September 1995 until January 1998, and as Director of Worldwide Field Applications and Design Center Organization at IBM Microelectronics from January 1993 through August 1995.

     Ms. Grande has served as Chief Operating Officer since October 1997. She previously served as Senior Vice President -- Strategic Accounts from January 1997 until October 1997; as Vice President -- Product

Development from July 1995 until January 1997; and as General Manager of the Company's printer software division from November 1994 until June 1995. From August 1993 until November 1994, Ms. Grande served as General Manager of the Peripherals Division of Phoenix.

     Mr. Lentz has served as Senior Vice President -- Finance and Administration, Chief Financial Officer and Treasurer since joining the Company in April 1998. Prior to joining the Company he served as Vice President of Corporate Development for NewsEdge Corporation, a provider of business news and current awareness solutions, from January 1998 until April 1998; as Senior Vice President of Finance and Administration and Chief Financial Officer of Individual, Inc., a predecessor of NewsEdge, from March 1996 until January 1998; and as Senior Vice President -- Finance and Operations and Chief Financial Officer at Teloquent Communications Corporation, a telecommunications software company, from July 1993 until March 1996.

     Mr. Mallen has served as Executive Vice President -- Sales and Marketing since October 1997. He previously served as Vice President -- Worldwide Sales from July 1995 until October 1997; as General Manager -- Imaging from November 1994 until June 1995; and as Vice President -- Imaging Sales from August 1993 until November 1994.

     Mr. Monaco has served as Senior Vice President -- Research and Development and Chief Technology Officer since October 1997. He previously served as Vice President -- Research and Development from January 1996 until October 1997, and as Vice President -- Engineering from November 1994 until January 1996. From November 1988 until November 1994, Mr. Monaco served as Senior Director of Engineering of the Peripherals Division of Phoenix.

     Ms. Ramm has served as Vice President and General Counsel since November 1996, and as Secretary since April 1997. From March 1995 until November 1996 she served as General Counsel, and from October 1994 through February 1995 she served as outside counsel to the Company. Ms. Ramm served as in-house counsel to Phoenix from July 1993 until July 1994.

     Mr. Thorn has served as Vice President -- Operations since January 1997, and as Director of Manufacturing of the Company from December 1994 until January 1997. From December 1993 until December 1994 he was Vice President of Data Integration Company, an imaging hardware and software sales and consulting company. From June 1990 until September 1993 he was a business manager for Computervision Inc., a manufacturer of computer-assisted design systems.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information regarding the Company's Chief Executive Officer and each of the four most highly compensated other executive officers (the "Named Executive Officers") during the fiscal years ended June 30, 1998, 1997 and 1996 except as otherwise indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                                                               NUMBER OF
                                                                                                SHARES
                                                                                              UNDERLYING
                                         FISCAL                             OTHER ANNUAL        OPTIONS
NAME AND PRINCIPAL POSITION              YEAR(1)   SALARY (2)    BONUS    COMPENSATION (3)   GRANTED(#)(4)
---------------------------              -------   ----------   -------   ----------------   -------------
Peter J. Simone(5)(8)..................   1998      $218,581    $ 9,900       $ 4,575           225,000(5)
  President and Chief Executive Officer   1997      $ 52,500         --            --           250,000(6)

Edward B. Mallen.......................   1998      $169,094    $22,250       $ 5,926            86,563(5)
  Executive Vice President -- Sales       1997      $145,000    $44,000       $ 2,250            50,000(7)
  and Marketing                           1996      $125,000    $50,000       $ 4,800                --

Rosemary E. Grande.....................   1998      $167,492    $20,000       $ 8,268            87,000(5)
  Chief Operating Officer                 1997      $152,500    $40,000       $ 2,150            30,000(6)
                                          1996      $118,750    $45,000            --                --

Frank P. Monaco(8).....................   1998      $139,851    $15,500       $ 8,664            67,000(5)
  Senior Vice President -- Research and   1997      $130,000    $33,000       $ 1,650            30,000(6)
  Development and Chief Technical
     Officer

Gary S. Ambrosino......................   1998      $126,787    $18,000       $ 2,771            10,000
  Vice President & General Manager,       1997      $130,000    $36,000       $   958                --
  Digital Document Products Division      1996      $124,500    $45,000       $ 3,600           100,000

Former Executive Officer:
  Robert E. Gilkes (9).................   1998      $113,846    $48,000       $64,736                --
                                          1997      $240,000    $60,000       $ 3,000                --
                                          1996      $240,000    $55,000            --           300,000

---------------

(1) Information regarding executive compensation for the Company's 1996 fiscal year has been included, even though the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 at any time during its 1996 fiscal year, because that information was previously required to be provided in response to a filing requirement of the Securities and Exchange Commission, i.e. the Company's Registration Statement on Form S-1, made effective September 24, 1996.

(2) Includes amounts deferred during the Company's 1998, 1997 and 1996 fiscal years under the Company's 401(k) plan.

(3) Includes matching contributions to the Company's 401(k) plan made by the Company during its 1998, 1997 and 1996 fiscal years.

(4) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during its 1998, 1997 or 1996 fiscal years.

(5) Includes new options granted in exchange for previously granted options which were surrendered and cancelled, pursuant to a company-wide stock option repricing which the Company carried out in

    February, 1998. Under the repricing, many employees' existing stock options, including certain stock options held by the Named Executive Officers, were exchanged for new stock options having a lower exercise price at an exchange rate of 9 for 10 (i.e., 9 new stock options were granted for every 10 surrendered). See below at "Repricing of Options" for a detailed description of the Named Executive Officers' repriced stock options.

(6) These options were surrendered and cancelled upon the issuance of the repriced options described in footnote (5) above.

(7) The unexercised portion of these options were surrendered and cancelled upon the issuance of the repriced options described in footnote (5) above.

(8) Information regarding Mr. Monaco's compensation for the Company's 1996 fiscal year has been omitted as that information was not previously required to be provided in response to a filing requirement of the Securities and Exchange Commission. Information regarding Mr. Simone's compensation for the Company's 1996 fiscal year has been omitted as Mr. Simone was not employed by the Company at any time during its 1996 fiscal year.

(9) Mr. Gilkes resigned as an executive officer of the Company in January 1998. Amounts paid to him as severance benefits through the end of the 1998 fiscal year are included in the "Other Annual Compensation" column.

     Options granted to the Named Executive Officers during the fiscal year ended June 30, 1998 are set forth in the following table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                       ------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                           NUMBER OF         PERCENT OF                                AT ASSUMED ANNUAL RATES OF
                            SHARES         TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                          UNDERLYING         GRANTED TO     EXERCISE                        OPTION TERM (4)
                            OPTIONS          EMPLOYEES        PRICE     EXPIRATION    ----------------------------
NAME                   GRANTED(#)(1),(2)   IN FISCAL 1998   ($/SHARE)      DATE           5%              10%
----                   -----------------   --------------   ---------   -----------   ----------      ------------
Peter J. Simone......       225,000(3)         14.5%         $3.5625       2007        $504,098        $1,277,484
Edward B. Mallen.....        50,000             3.2%         $3.5625       2008        $112,023        $  283,885
                             36,563(3)          2.4%         $3.5625       2006        $ 81,917        $  207,594
Rosemary E. Grande...        60,000             3.9%         $3.5625       2008        $134,426        $  340,662
                             27,000(3)          1.7%         $3.5625       2006        $ 60,492        $  153,298
Frank P. Monaco......        40,000             2.6%         $3.5625       2008        $ 89,617        $  227,108
                             27,000(3)          1.7%         $3.5625       2006        $ 60,492        $  153,298
Gary S. Ambrosino....        10,000             0.6%         $3.5625       2008        $ 22,404        $   56,777

---------------

(1) There were no stock appreciation rights granted or outstanding during fiscal 1998.

(2) All options vest and become exercisable in equal quarterly installments over the four years from the original date of grant, which in each case is ten years prior to the expiration date shown.

(3) Represents new options granted in exchange for previously granted options which were surrendered and cancelled, pursuant to a company-wide stock option repricing which the Company carried out in February, 1998. Under the repricing, many employees' existing stock options, including certain stock options held by the Named Executive Officers, were exchanged for new stock options having a lower exercise price at an exchange rate of 9 for 10 (i.e., 9 new stock options were granted for every 10 surrendered). See below at "Repricing of Options" for a detailed description of the Named Executive Officers' repriced stock options.

(4) Represents the hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. There can be no assurance that the stock price will appreciate at the rates shown in this table.

    The following table sets forth certain information regarding the number of shares of Common Stock received upon exercise of options during the last fiscal year, the aggregate dollar value realized upon exercise and the total number of unexercised options held by each of the Named Executive Officers as of June 30, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               NUMBER OF                           OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES                         FISCAL YEAR-END(#)           AT FISCAL YEAR-END(1)
                              ACQUIRED IN      VALUE       ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED (2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ------------   -----------   -------------   -----------   -------------
Peter J. Simone.............        --              --       70,312         154,688       $ 96,679       $212,696
Edward B. Mallen............        --              --       19,121          67,442       $ 26,291       $ 92,733
Rosemary E. Grande..........    25,000        $295,000       53,875          73,125       $208,578       $100,547
Frank P. Monaco.............    10,000        $160,500       46,225          54,375       $176,539       $ 74,766
Gary S. Ambrosino...........        --              --       25,625          46,875       $107,422       $172,734

---------------

(1) The value of unexercised in-the-money options at the end of the Company's 1998 fiscal year assumes a fair market value for the Company's Common Stock of $4.938, the closing sale price per share of the Company's Common Stock as reported in the Nasdaq National Market on June 30, 1998.

(2) The value realized on exercise represents the difference between the exercise prices of the stock options and the closing price of the Company's Common Stock on the Nasdaq National Market on the date of such exercise.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    In March 1998 the Company entered into an employment agreement with its President and Chief Executive Officer, Peter J. Simone, providing for certain cash payments in the event of termination of his employment following a merger, consolidation, sale or change in control of the Company, where a "change in control" is defined as occurring when 50% or more of the voting equity in the Company becomes beneficially owned by a single person, entity or affiliated group of persons or entities. If, within eighteen months after such an event involving the Company, Mr. Simone's employment is actually terminated (other than for Cause or Disability, as defined in the employment agreement), he is not the chief executive officer of the surviving entity and/or the surviving entity is not a publicly traded corporation, or his responsibility, compensation or benefits are materially reduced without his express consent, then Mr. Simone will be entitled to receive six months' base salary together with reimbursement of the cost of his group health and dental plan coverage. In addition, the employment agreement provides that Mr. Simone's then unvested stock options shall become fully vested upon the closing of any merger, consolidation, business combination or other reorganization of the Company in which he is not the chief executive officer of the surviving entity, and/or the surviving entity is not a publicly traded corporation.

    Except for Mr. Simone, as described above, none of the Company's Named Executive Officers has an employment agreement with the Company. All of the Named Executive Officers are parties to confidentiality and noncompetition agreements with the Company, whereby each is required to disclose to the Company certain inventions, discoveries and developments, and to assign his or her rights therein to the Company.

     Robert E. Gilkes, the Company's former Chairman of the Board of Directors and Chief Executive Officer, resigned as Chairman of the Board of Directors and as a director of the Company and its subsidiaries on January 15, 1998. The Company expects to provide him with severance pay and benefits through July 31, 1999, pursuant to a letter agreement whereunder he is also retained as a consultant to the Board of Directors. In addition to severance compensation received during fiscal 1998, Mr. Gilkes will receive an additional $81,000 in severance compensation through July 31, 1999.

REPRICING OF OPTIONS

     In February 1998 the Company carried out a company-wide stock option repricing in which many of its employees' existing stock options, including certain stock options held by the Company's executive officers, were exchanged for new stock options having a lower exercise price at an exchange rate of 9 for 10 (i.e., 9 new stock options were granted for every 10 surrendered). The Company's stock lost a large percentage of its market value in December 1997 after the Company announced preliminary financial results for the second quarter of fiscal 1998. As a consequence of this price drop, the Company's stock price stabilized at a level significantly below the exercise price of many of the stock options held by the Company's employees under the Company's broad-based stock option plans. Prior to the repricing in February 1998, the exercise price of many employee stock options was in the $14.00 -- $15.00 range, whereas the stock's market price was in the $3.00 -- $4.00 range. The Company believes that this large disparity effectively destroyed the usefulness of its stock options as a tool to retain and motivate its employees. The repricing was intended to restore the usefulness of the Company's stock options for this purpose, in keeping with the Company's compensation philosophy and in view of the intensely competitive labor market in which the Company operates. The Company took advantage of the repricing to reduce the number of stock options held by each employee who participated in the repricing, including the Company's executive officers, thus reducing the dilutive effect of its stock option plans on its stockholders. The following table sets forth certain information regarding the effect of the repricing on stock options held by the Company's executive officers. The repricing described above is the only stock option repricing in which the Company has ever engaged.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                                   LENGTH OF
                                                                                                                    ORIGINAL
                                              NUMBER OF          MARKET PRICE OF    EXERCISE                      OPTION TERM
                                        SECURITIES UNDERLYING       STOCK AT         PRICE                         REMAINING
                             DATE OF           OPTIONS               TIME OF       AT TIME OF   NEW EXERCISE       AT DATE OF
NAME                        REPRICING      REPRICED(1),(2)          REPRICING      REPRICING       PRICE           REPRICING
----                        ---------   ---------------------    ---------------   ----------   ------------      -----------

Peter J. Simone...........   2/27/98           225,000               $3.5625         $11.50       $3.5625      9 years, 2 months
  President and Chief
  Executive Officer

Edward B. Mallen..........   2/27/98            36,563               $3.5625         $10.00       $3.5625      8 years, 5 months
  Executive Vice
  President -- Sales
  and Marketing

Rosemary E. Grande........   2/27/98            27,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Chief Operating Officer

Frank P. Monaco...........   2/27/98            27,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Sr. Vice President --
  Research & Development
  and Chief Technology
  Officer

                                                                                                                   LENGTH OF
                                                                                                                    ORIGINAL
                                              NUMBER OF          MARKET PRICE OF    EXERCISE                      OPTION TERM
                                        SECURITIES UNDERLYING       STOCK AT         PRICE                         REMAINING
                             DATE OF           OPTIONS               TIME OF       AT TIME OF   NEW EXERCISE       AT DATE OF
NAME                        REPRICING      REPRICED(1),(2)          REPRICING      REPRICING       PRICE           REPRICING
----                        ---------   ---------------------    ---------------   ----------   ------------      -----------

Gary S. Ambrosino.........        --                --                    --             --            --                     --
  Vice President & General
  Manager, Digital
  Document Products
  Division

Frederick W. Ellis........   2/27/98            18,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Vice President --          2/27/98             9,000               $3.5625         $ 6.50       $3.5625      8 years, 1 month
  Marketing

Gerard T. Feeney..........   2/27/98            18,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Former Chief Financial
  Officer

Carolyn E. Ramm...........   2/27/98            18,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Vice President and
  General Counsel

Paul D. Thorn.............   2/27/98            18,000               $3.5625         $14.25       $3.5625      8 years, 7 months
  Vice President --
  Operations

---------------

(1) There were no stock appreciation rights granted, outstanding or repriced during fiscal 1998.

(2) Reflects a 10% reduction in the number of shares underlying the previously granted stock options that were surrendered in exchange for the repriced options and subsequently cancelled.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive officer compensation program consists of three primary components: base salary, discretionary bonuses, and grants of stock options. Each component is intended to further the Company's overall compensation philosophy, and to achieve the compensation objectives of the Company. The Company's compensation philosophy is that executive officer compensation should further the Company's short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Further, the compensation of executive officers should be closely aligned with the interests of the Company's stockholders.

     The Company's executive officer compensation program is based on the following principles and objectives:

     Competitive, Fair and Balanced Compensation. The Company is committed to providing an executive officer compensation program that helps to attract and retain highly qualified executive officers. To ensure that compensation is competitive, the Company compares its compensation practices with the executive officer compensation practices of other companies, both in the same geographical area and in the high-technology industry generally. The Company also seeks to balance the compensation paid to a particular individual and the compensation paid to the other executive officers of the Company, and strives to achieve a balance between the fixed and variable components and between the short- and long-term components of each executive officer's compensation.

     Corporate and Individual Performance. Executive officers are rewarded based upon both corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which planned financial results, including revenue and profit goals, are achieved and strategic and business plan goals are met. Individual performance is evaluated by reviewing the achievement of specified individual objectives and the degree to which the executive officer contributed to the overall success of the Company and the management team. In keeping with the philosophy that executive compensation should be closely aligned with the interests of the stockholders, the Company weights the Company's achievement of its financial and business goals more heavily than performance against individual goals and objectives in determining the compensation for each executive officer. In particular, with respect to the payment of discretionary bonuses, achievement of corporate financial goals as to revenue and profitability is a threshhold which must be met before the portion of any bonus that relates to individual performance will be paid.

     In evaluating each executive officer's performance, the Company generally uses the following procedures. Prior to or shortly after the beginning of each fiscal year, the Company prepares an annual plan setting its goals and objectives for that fiscal year. The plan is reviewed with and ultimately approved by the full Board of Directors. The Chief Executive Officer reports to the Board of Directors from time to time throughout the year on the Company's progress toward those goals and objectives. At or near the beginning of each fiscal year, the Compensation Committee and the Chief Executive Officer review the performance of each executive officer during the fiscal year just ended, and the Compensation Committee determines the base and discretionary compensation for each such officer for the new fiscal year based both on the executive officer's individual performance during the preceding fiscal year and on the Company's financial performance against its goals during the preceding fiscal year. The Compensation Committee determines the amount of base and discretionary compensation for the Chief Executive Officer, and takes management recommendations into consideration in determining the amount of base and discretionary compensation for each of the other executive officers. For fiscal 1998, 80% of discretionary compensation for each executive officer was tied to achievement of the Company's business objectives, and 20% to individual performance. Long-term compensa-tion in the form of grants of stock options is awarded when an executive officer joins the Company, and occasionally thereafter to reflect promotion or other special circumstances.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1998

     The compensation for Peter J. Simone, the Company's Chief Executive Officer, consisted at the outset of fiscal 1998 of a base salary of $210,000.00 and eligibility for a discretionary bonus of up to $60,000.00, although only approximately one-sixth of that amount was paid. At that time, Mr. Simone was President and Chief Operating Officer of the Company. Mr. Simone's base salary was increased to $240,000 per year as of January 1, 1998 to reflect his promotion to Chief Executive Officer late in calender 1997. However, the target amount of his bonus remained the same for fiscal 1998 as for fiscal 1997, reflecting the philosophy of the Compensation Committee that the compensation of senior executives should be closely tied to corporate performance including financial results.

        Richard A. D'Amore                       Thomas A. St. Germain

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on a monthly basis on the Company's Common Stock for the period from September 26, 1996 (the date of the Company's initial public offering of its Common Stock) through June 30, 1998 against the cumulative total returns on the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index during the same period. It should be noted that the Company has not paid any dividends on Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                                 Company           Broad Index           Select

30-Sep-96                        100.00              100.00              100.00
31-Dec-96                         83.33              105.23              110.89
31-Mar-97                         84.17               99.57              104.24
30-Jun-97                         98.33              117.54              126.86
30-Sep-97                        115.83              137.39              150.25
31-Dec-97                         25.77              127.99              132.23
31-Mar-98                         35.83              149.62              165.22
30-Jun-98                         32.92              154.43              181.48

     The above graph assumes $100.00 invested on September 26, 1996, with all dividends reinvested, in each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors, and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended June 30, 1998, all Section 16(a) filings required to have been made by its officers, directors, and stockholders owning more than 10% of the Company's Common Stock were made in compliance with Section 16(a) with the following exception: a Form 4 reporting the sale of 100,000 shares in November 1997 was filed late by David R. Skok.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Robert E. Gilkes, the Company's former Chairman of the Board of Directors and Chief Executive Officer, resigned as Chairman of the Board of Directors and as a director of the Company and its subsidiaries on January 15, 1998. The Company expects to provide him with severance pay and benefits through July 31, 1999, pursuant to a letter agreement whereunder he is also retained as a consultant to the Board of Directors.

                              ELECTION OF DIRECTOR
                                (NOTICE ITEM 1)

     The Company's Amended and Restated Certificate of Incorporation and By-Laws provide for a classified Board of Directors. The Board of Directors currently consists of five members, divided into three classes as follows: David R. Skok constitutes a class having a term that expires on the date of the Company's 1998 Annual Meeting of Stockholders (the "Class II Director"); Richard A. D'Amore and Paul R. Low constitute a class having a term that expires on the date of the Company's 1999 Annual Meeting of Stockholders (the "Class III Directors"); and Peter J. Simone and Thomas A. St. Germain constitute a class having a term that expires on the date of the Company's 2000 Annual Meeting of Stockholders (the "Class I Directors"). At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. The following nominee is proposed for reelection as a Class II
Director:

                                                POSITION WITH THE COMPANY                    YEAR FIRST
                                                 OR PRINCIPAL OCCUPATION                     ELECTED A
NAME OF NOMINEE                                  DURING PAST FIVE YEARS               AGE     DIRECTOR
---------------                                 -------------------------             ---    ----------
David R. Skok........................  Director; Chairman of the Board of             42        1995
                                       Silverstream Software, Inc., July
                                       1997 -- present; President and CEO of
                                       Silverstream, June 1996 -- July 1997;
                                       President and CEO of Watermark Software,
                                       Inc., January 1993 -- June 1996

     Unless authority to vote for the nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR that nominee's reelection as a director. In the event that such nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board of Directors has no reason to believe that such nominee will be unable or unwilling to serve.

     A plurality of the shares voted at the Annual Meeting is required to reelect the nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE REELECTION OF DAVID R. SKOK AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                              INDEPENDENT AUDITORS
                                (NOTICE ITEM 2)

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1999. The Board proposes that the Stockholders ratify and approve this appointment. Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended June 30, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY AND APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

          AMENDMENT OF THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN
                           AND 1996 STOCK OPTION PLAN
                                (NOTICE ITEM 3)

     The Company's 1996 Stock Option Plan (the "1996 Plan") was approved by the Board of Directors on February 14, 1996 and was adopted by the Company's stockholders on July 12, 1996. The 1996 Plan was amended by the Board of Directors on October 10, 1997 to increase the total number of shares available for awards under the 1996 Plan to 1,750,000, and such amendment was approved by the Company's stockholders at the Annual Meeting of Stockholders held December 8, 1997. As of September 25, 1998, approximately 180 individuals were eligible to participate in the 1996 Plan. As of September 25, 1998, 1,475,450 of the 1,750,000 shares reserved for issuance under the 1996 Plan were subject to outstanding Stock Options at a weighted average exercise price of $3.54 per share. The Company's 1996 Directors Stock Option Plan (the "Directors Plan") was approved by the Board of Directors and the Company's stockholders on July 12, 1996. As of September 25, 1998, four individuals were eligible to participate in the Directors Plan. As of September 25, 1998, 16,000 of the 350,000 shares reserved for issuance under the Directors Plan were subject to outstanding Director Stock Options at a weighted average exercise price of $3.50 per share.

     On October 5, 1998 the Company's Board of Directors amended both the 1996 Plan and the Directors Plan (collectively, the "Plans"), subject to stockholder approval, in order to reallocate the 334,000 shares previously available for grant under the Directors Plan to the 1996 Plan. The effect of these amendments is to increase the total number of shares of the Company's Common Stock available for grant under the 1996 Plan by 334,000, from 1,750,000 to 2,084,000, while simultaneously decreasing the number of shares available for grant under the Directors Plan from 334,000 to 0. Stockholder approval of these amendments is sought to meet requirements of the Nasdaq Stock Market, Inc. applicable to companies with securities listed on the Nasdaq National Market and ensure that the Company will be able to grant incentive stock options and receive applicable tax deductions as provided in the Internal Revenue Code of 1986, as amended.

     The Board of Directors believes that the proposed reallocation is in the best interests of the Company for several reasons. First, increasing the overall number of shares available for grant under the 1996 Plan is essential to the Company's ability to continue to attract and retain outstanding employees in an extremely competitive employment market, where qualified technical and engineering personnel are in particularly short supply relative to high-technology employers' needs for such personnel. Second, the reallocation of shares from the Directors Plan to the 1996 Plan will give the Company increased flexibility to use those shares for stock option grants without any new dilutive effect on the stockholders at large, and without impairing its ability to attract and retain qualified outside directors, as such directors may receive stock option grants under the 1996 Plan. Third, the Board of Directors believes the ability to grant stock options under the 1996 Plan is an important tool for aligning employee and stockholder interests.

DESCRIPTION OF PLANS

     The essential features of the 1996 Plan and the Directors Plan are as follows.

     1996 Stock Option Plan. The 1996 Plan provides for the grant or award of stock options ("Stock Options") to purchase shares of Common Stock of the Company. Stock Options granted under the 1996 Plan may be incentive stock options or non-statutory options. The purpose of the 1996 Plan is to attract and retain outstanding employees through the incentives of stock ownership. Any employee of the Company (including officers), and any consultant to and any director of the Company, is eligible to receive Stock Options under the 1996 Plan.

     The 1996 Plan is administered by the Board of Directors. Subject to the provisions of the 1996 Plan, the Board of Directors has the authority to designate participants and to determine whether Stock Options granted are incentive stock options or not, the number of shares to be covered by each Stock Option, the price of the exercise of the Stock Option, the time at which Stock Options are exercisable, the method of payment and any other terms and conditions of the awards. All Stock Options are evidenced by Stock Option Agreements between the Company and the participant.

     While the Board of Directors determines the prices at which Stock Options may be exercised under the 1996 Plan, the exercise price of an incentive Stock Option under the 1996 Plan shall be at least 100% of the fair market value (as determined under the terms of the 1996 Plan) (or 110% of the fair market value if the grantee is deemed to own 10% or more of the outstanding voting stock of the Company) of a share of Common Stock on the date of grant. Stock Options must be exercised by the tenth anniversary of the date of grant, or if the grantee owns 10% or more of the outstanding voting stock of the Company, by the fifth anniversary of the date of grant. The market value of the Company's Common Stock on September 25, 1998, as determined by the closing sale price per share of the Company's Common Stock as reported in the Nasdaq National Market on that date, was $3.50 per share.

     The Board of Directors has the power to amend the 1996 Plan at any time as it shall deem advisable. However, no amendment of the 1996 Plan that could affect its status as a Qualified Plan under Section 422 of the Internal Revenue Code or the qualification of the Company's securities for listing on the Nasdaq Stock Market will become effective unless and until the Company's stockholders have approved it.

     1996 Directors Stock Option Plan. The Directors Plan provides for the automatic grant of stock options ("Director Stock Options") to purchase shares of Common Stock of the Company to non-employee directors of the Company once annually, for so long as the non-employee director serves on the Board of Directors and is not employed by the Company. Director Stock Options granted under the Directors Plan must be non-statutory options. To the extent that the stockholders approve the amendment of the Directors Plan proposed in Notice Item 3 hereof, no further shares will be available for grant under the Directors Plan.

TAX CONSEQUENCES OF PLAN PARTICIPATION

     Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or non-qualified stock options, and options granted under the Directors Plan must be non-qualified options.

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize any taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for at least one year after the date of exercise and for two years after the option is granted, the optionee will recognize long-term capital gain or loss on the disposition of the stock, measured by the difference between the option exercise price and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "Disqualifying Disposition"), the optionee generally will realize ordinary income to the extent of the lesser of
(i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

     For alternative minimum tax purposes, the excess of the fair market value of the stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

     The Company will not be allowed a tax deduction upon the grant or exercise of an incentive stock option. Upon a Disqualifying Disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     The Internal Revenue Service will treat the payment of the exercise price of an incentive stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the basis and holding periods of the old shares. Second, there will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market price of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition of income by the optionee, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the holding periods which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified stock option, generally the excess of the fair market value of the stock when the option is exercised over the exercise price paid by the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

     The Internal Revenue Service will treat the payment of the exercise price of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the basis and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under Section 83 of the Code, as is the case with any non-qualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

     The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

NEW PLAN BENEFITS

     It cannot be determined whether any particular persons, including without limitation the Named Executive Officers, will receive any future grants of stock options under the 1996 Plan as amended. The following tables provide information with respect to options granted since the beginning of the Company's fiscal 1998 under the 1996 Plan and the Directors Plan.

                                                                  DOLLAR      NUMBER
    NAME                                                           VALUE    OF UNITS(1)
    ----                                                          ------    -----------
    Peter J. Simone.............................................    --         --
    Edward B. Mallen............................................    (2)      50,000  (3)
    Rosemary E. Grande..........................................    (2)      60,000  (3)
    Frank P. Monaco.............................................    (2)      40,000  (3)
    Gary S. Ambrosino...........................................    (2)      10,000  (3)
    All Executive Officers as a Group...........................    (2)      405,000 (4)
    All Directors as a Group (excluding Executive Officers).....    (2)      20,000  (5)
    All Employees as a Group (excluding Executive Officers).....    (2)      147,500 (6)

---------------

(1) In February 1998 the Company carried out a company-wide stock option repricing in which many of its employees' existing stock options, including certain stock options held by the Named Executive Officers, were exchanged for new stock options having a lower exercise price at an exchange rate of 9 for 10 (i.e., 9 new stock options were granted for every 10 surrendered). The new stock options granted pursuant to the exchange are not reflected in this table.

(2) The dollar value of the options is equal to the difference between the fair market value of the Company's Common Stock as of the date of exercise, and the exercise price of the options. For the majority of options granted under the 1996 Plan, the dollar value is not determinable because they have not been exercised.

(3) Granted February 27, 1998, at an exercise price of $3.5625 per share, 100% of the fair market value of the Common Stock at the date of grant.

(4) Options were granted at various times since July 1, 1997. Grant dates, number of options granted, and exercise prices were as follows: February 27, 1998, options to acquire 280,000 shares at an exercise price of $3.5625 per share; March 12, 1998, options to acquire 125,000 shares at an exercise price of $3.6563 per share. In each case the exercise price was 100% of the fair market value of the Company's Common Stock at the date of grant.

(5) Granted March 16, 1998, at an exercise price of $4.25 per share, 100% of the fair market value of the Company's Common Stock at the date of grant.

(6) Options were granted at various times since July 1, 1997. Grant dates, number of options granted, and exercise prices were as follows: February 27, 1998, options to acquire 144,500 shares at an exercise price of $3.5625 per share; October 31, 1998, options to acquire 3,000 shares at an exercise price of $15.25 per share. In each case the exercise price was 100% of the fair market value of the Company's Common Stock at the date of grant.

                                                                    DIRECTORS PLAN
                                                                  -------------------
                                                                  DOLLAR      NUMBER
    NAME                                                          VALUE      OF UNITS
    ----                                                          ------     --------
    Peter J. Simone(3)..........................................    --            --
    Paul R. Low.................................................   (1)         4,000(2)
    Richard A. D'Amore..........................................   (1)         4,000(2)
    David R. Skok...............................................   (1)         4,000(2)
    Thomas A. St. Germain.......................................   (1)         4,000(2)
    All Directors as a Group....................................   (1)        16,000(4)

---------------
(1) The dollar value of the options is equal to the difference between the fair market value of the Company's Common Stock as of the date of exercise, and the exercise price of the options. The dollar value is not determinable for options granted under the Directors Plan because none of them have been exercised.

(2) Granted March 6, 1998, at an exercise price of $3.50 per share, 100% of the fair market value of the Common Stock at the date of grant.

(3) As an employee of the Company, Mr. Simone was not eligible to receive a grant of options under the Directors Plan in fiscal 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT OF THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN AND THE COMPANY'S 1996 STOCK OPTION PLAN TO REALLOCATE 334,000 SHARES FROM THE DIRECTORS PLAN TO THE 1996 PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

           FURTHER AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN
                                (NOTICE ITEM 4)

     On October 5, 1998, the Board of Directors further amended the Company's 1996 Stock Option Plan, subject to stockholder approval, to further increase the number of shares available for grant under the 1996 Plan by an additional 500,000 shares over and above those being reallocated from the Directors Plan. Giving effect to the reallocation of shares from the Directors Plan, the effect of this amendment is to increase the number of shares available for grant under the 1996 Plan from 2,084,000 to 2,584,000. (Should the stockholders not approve the amendments described in Notice Item 3 above, the effect of this amendment would be to increase the number of shares available for grant under the 1996 Plan from 1,750,000 to 2,250,000.) Stockholder approval of this amendment is sought to meet requirements of the Nasdaq Stock Market, Inc. applicable to companies with securities listed on the Nasdaq National Market and ensure that the Company will be able to grant incentive stock options and receive applicable tax deductions as provided in the Internal Revenue Code of 1986, as amended. The Board of Directors believes that this increase is in the best interests of the Company inasmuch as it will provide an adequate reserve of shares for issuance under the 1996 Plan to meet the Company's anticipated needs over approximately the next two years. The ability to grant stock options under the 1996 Plan is an integral part of the Company's overall compensation program and essential to the Company's ability to attract and retain qualified employees, particularly those in technical and engineering fields, in an extremely competitive employment market where many employers routinely offer stock options as part of such employees' compensation.

     A description of the 1996 Plan is included above under Notice Item 3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1996 PLAN BY 500,000 SHARES, OVER AND ABOVE ANY SHARES REALLOCATED TO THE 1996 PLAN FROM THE 1996 DIRECTORS STOCK OPTION PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1999, stockholder proposals must be received, marked for the attention of: Secretary, Xionics Document Technologies, Inc., 70 Blanchard Road, Burlington, Massachusetts 01803, not later than June 9, 1999.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CAROLYN E. RAMM
                                          Secretary
October 9, 1998

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on November 23, 1998.

Thank you in advance for your prompt consideration of these matters.




Sincerely,
Xionics Document Technologies, Inc.



XDT23A                                                      DETACH HERE

[X] PLEASE MARK
    VOTES AS IN                                                                                              FOR   AGAINST  ABSTAIN
    THIS EXAMPLE.                                                   2. Ratification of the appointment of    [ ]      [ ]      [ ]
                                                                       Arthur Andersen LLP as independent
    1. Election of Director.                                           auditors of the Company.

       NOMINEE:  David R. Skok                                                                               FOR   AGAINST  ABSTAIN
                                                                    3. Approval of the amendment of the      [ ]      [ ]      [ ]
                 FOR       WITHHELD                                    1996 Director Stock Option Plan and
                 [ ]          [ ]                                      the 1996 Stock Option Plan to
                                                   MARK HERE   [ ]     reallocate 334,000 shares from the
                                                   FOR ADDRESS         1996 Directors Stock Option Plan to
       [ ] ______________________________________  CHANGE AND          the 1996 Stock Option Plan.
           For all nominees except as noted above  NOTE BELOW
                                                                                                             FOR   AGAINST  ABSTAIN
                                                                    4. Approval of the amendment of the      [ ]      [ ]      [ ]
                                                                       1996 Stock Option Plan to increase
                                                                       the number of shares available for
                                                                       issuance under such Plan by 500,000
                                                                       shares, over and above any shares
                                                                       reallocated to such Plan from the
                                                                       1996 Director Stock Option Plan.


                                                                    5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

                                                                    PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
                                                                    ENVELOPE.

                                                                    Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


Signature: ___________________________________ Date: ___________  Signature: ___________________________________ Date: ___________



XDT23B                          DETACH HERE


                                    PROXY

                     XIONICS DOCUMENT TECHNOLOGIES, INC.

                              70 BLANCHARD ROAD
                       BURLINGTON, MASSACHUSETTS 01803

              ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 23, 1998
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints Neil W. Townsend and Carolyn E. Ramm as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of Xionics Document Technologies, Inc. to be held at the offices of the Company, 70 Blanchard Road, Burlington, Massachusetts 01803, on Monday, November 23, 1998, at 10:00 a.m., and at any adjounment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

-----------                                                         -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------